SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                 May 5, 2005
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Colorado                    0-16203                84-1060803
--------------                ----------          --------------------
  (State of                   Commission           (I.R.S. Employer
Incorporation)                 File No.            Identification No.)



                  Suite 4300
                  370 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




















ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     May 5, 2005, Delta Petroleum Corporation ("we," "us," "our" or "the Company) entered into Employment Agreements with the following executive officers: Roger A. Parker, Kevin K. Nanke and John R. Wallace. The initial term of employment under each of the Employment Agreements is through December 31, 2006, and the term of each Employment Agreement will be automatically extended for additional one year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term. The base annual salary for Mr. Parker is $450,000, and the base annual salary for Messrs. Nanke and Wallace is $225,000. Each of these executive officers will also be entitled to bonuses based on a percentage of their base salary as determined by the Compensation Committee of the Board of Directors upon satisfaction of performance criteria established by the Compensation Committee.

     In the event the employment of any of these executive officers is terminated other than for cause (as defined in the Employment Agreement) or if any of them resigns for "good reason" (as defined in the Employment Agreement), then that executive officer will be entitled to receive a payment equal to two times his annual base salary, annual automobile allowance and his average annual bonus. In the event that any of these Employment Agreements is not renewed, at the time that his employment is terminated the executive officer will receive the same payment as stated above, reduced proportionately by the number of months he continues to be employed by us. The Employment Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination.

     Also on May 5, 2005, we entered into Change of Control Executive Severance Agreements ("CoC Agreements") with Messrs. Parker, Nanke and Wallace which provide that, following a change in control of the Company as defined in the CoC Agreements and the termination of employment of the executive officer, the executive officer would receive, in addition to the severance payments provided for in his Employment Agreement, the continuation of certain benefits including medical insurance and other benefits provided to the executive officer for a period of three years. The CoC Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination. The CoC Agreements also provide that in certain circumstances the severance payment may be reduced so that the payment will not be subject to U.S. federal excise taxes. The CoC Agreements have an initial term through December 31, 2006, and will be automatically extended for additional two year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term.

     The above description of the Employment Agreements and CoC Agreements is qualified in its entirety by reference to the copies of such agreements filed as exhibits to this Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

     Each exhibit identified below is filed as part of this report:

     Exhibit 10.1    Employment Agreement with Roger A. Parker dated May 5,
                     2005.

     Exhibit 10.2    Employment Agreement with Kevin K. Nanke dated May 5,
                     2005.


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     Exhibit 10.3    Employment Agreement with John R. Wallace dated May 5,
                     2005.

     Exhibit 10.4 Change in Control Executive Severance Agreement with Roger A. Parker dated May 5, 2005.

     Exhibit 10.5 Change in Control Executive Severance Agreement with Kevin K. Nanke dated May 5, 2005.

     Exhibit 10.6 Change in Control Executive Severance Agreement with John R. Wallace dated May 5, 2005.




                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)



Date:  May 10, 2005                   By: /s/ Kevin K. Nanke
                                         -----------------------------
                                         Kevin K. Nanke, Treasurer
                                         and Chief Financial Officer





























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